     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2000

                                                      REGISTRATION NO. 333-85987
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
                                       ON
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         EL PASO ENERGY PARTNERS, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             1311                            76-0396023
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                 BRITTON WHITE JR.                                    D. MARK LELAND
              EL PASO ENERGY BUILDING                      SENIOR VICE PRESIDENT AND CONTROLLER
        1001 LOUISIANA STREET, 30(TH) FLOOR                       EL PASO ENERGY BUILDING
               HOUSTON, TEXAS 77002                         1001 LOUISIANA STREET, 26(TH) FLOOR
                  (713) 420-2131                                   HOUSTON, TEXAS 77002
(Address, including zip code, and telephone number                    (713) 420-2131
   including area code of registrant's principal     (Name, address, including zip code, and telephone
                executive offices)                   number, including area code of agent for service)

                                   Copies to:
                              J. VINCENT KENDRICK
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1900 PENNZOIL PLACE, SOUTH TOWER
                              711 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 220-5800
                             ---------------------

    Approximate date of commencement of proposed sale of the securities to the public: From time to time after the registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                  TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM              AMOUNT OF
              SECURITIES TO BE REGISTERED(1)                 AGGREGATE OFFERING PRICE(2)   REGISTRATION FEE(3)
--------------------------------------------------------------------------------------------------------------
Series and classes of limited partner interests                     $500,000,000                $132,000
--------------------------------------------------------------------------------------------------------------

(1) The securities registered consist of $500,000,000 of an indeterminate number and amount of any series or class of limited partner interests authorized by the company's partnership agreement, as may be issued from time-to-time at indeterminate prices. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Of the total amount owed, $31,170.75 was paid on August 26, 1999 and $100,829.25 was paid on June 16, 2000.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth the estimated expenses and costs expected to be incurred in connection with the issuance and distribution of the securities registered hereby. All of such costs will be borne by us.

Securities and Exchange Commission registration fee.........  $132,000.00
Printing and engraving expenses.............................   125,000.00
Legal fees and expenses.....................................   100,000.00
Accounting fees and expenses................................   250,000.00
Miscellaneous...............................................   250,000.00
                                                              -----------
Total                                                         $857,000.00
                                                              ===========

** To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The section of the prospectus entitled "Certain Other Partnership Agreement Provisions -- Indemnification" is incorporated herein by reference. Subject to any terms, conditions or restrictions set forth in the Partnership Agreement,
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act on good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The Certificate of Incorporation of our general partner contains a provision which limits the liability of the directors of our general partner to our general partner or its stockholder (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. In addition, the Amended and Restated Bylaws of our general partner (as amended and restated, the "Bylaws"), in substance, require our general partner to indemnify each person who is or was a director, officer, employee or agent of our general partner to the full extent permitted by the laws of the State of Delaware in the event such person is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of our general partner, or is or was serving at our general partner's request as a director, officer, employee or agent of our general partner and its subsidiaries, another corporation, partnership or other enterprise. Our general partner is also required to advance to such persons payments incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, the Bylaws specifically provide that the indemnification rights granted thereunder are non-exclusive.

     Our general partner has entered into indemnification agreements with certain of its current and past directors providing for indemnification to the full extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us or our general partner pursuant to the foregoing, us and our general partner have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Reference is made to Exhibit 1.1 hereto, which will contain provisions for indemnification of us, our general partner and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in a prospectus supplement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference.


      Exhibit No.        Description
      -----------        -----------
          5.1*           Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to
                         the legality of securities offered hereby.


---------------

 * Filed herewith as an exhibit to this Registration Statement.

 # To be filed as an exhibit to a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

     (A) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

             i. to include any prospectus required by Section 10(a)(3) of the Securities Act;

             ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

           provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on June 30, 2000.

                                            EL PASO ENERGY PARTNERS, L.P.

                                            By: El Paso Energy Partners Company,
                                                its general partner

                                            By:     /s/ D. MARK LELAND
                                              ----------------------------------
                                            Name: D. Mark Leland
                                            Title: Vice President and Controller

                             ---------------------

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint H. Brent Austin and Britton White, Jr., and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the public offering of limited partnership interest of El Paso Energy Partners, L.P. and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                             ---------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below:

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chairman of the Board and         June 30, 2000
-----------------------------------------------------  Director
                   William A. Wise

                          *                            Chief Executive Officer and       June 30, 2000
-----------------------------------------------------  Director
                 Robert G. Phillips

                          *                            Chief Financial Officer and       June 30, 2000
-----------------------------------------------------  Vice President
                   Keith B. Forman

                          *                            President and Director            June 30, 2000
-----------------------------------------------------
                   James H. Lytal

                          *                            Vice President and Controller     June 30, 2000
-----------------------------------------------------  (Principal Accounting Officer)
                   D. Mark Leland

                          *                            Executive Vice President and      June 30, 2000
-----------------------------------------------------  Director
                   H. Brent Austin

                          *                            Director                          June 30, 2000
-----------------------------------------------------
                  Michael B. Bracy

                          *                            Director                          June 30, 2000
-----------------------------------------------------
                  H. Douglas Church

                          *                            Director                          June 30, 2000
-----------------------------------------------------
                   Malcolm Wallop

            *By:     /s/  H. BRENT AUSTIN
  -------------------------------------------------
                   H. Brent Austin
                  Attorney-in-fact

                                 EXHIBIT INDEX


      Exhibit No.        Description
      -----------        -----------
          5.1*           Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to
                         the legality of securities offered hereby.


---------------

 * Filed herewith as an exhibit to this Registration Statement.

 # To be filed as an exhibit to a Current Report on Form 8-K.